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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12


                           REPUBLIC GROUP INCORPORATED
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 12a-6(i)(1) and 0-11.

    1.  Title of each class of securities to which transaction applies:

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    2.  Aggregate number of securities to which transaction applies:

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    3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4.  Proposed maximum aggregate value of transaction:

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    5.  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    1.  Amount Previously Paid:

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    2.  Form, Schedule or Registration Statement No.:

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    3.  Filing Party:

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    4.  Date Filed:

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                    [REPUBLIC GROUP INCORPORATED LETTERHEAD]


NEWS RELEASE

REPUBLIC GROUP TO BE ACQUIRED BY PREMIER
CONSTRUCTION PRODUCTS STATUTORY TRUST


Hutchinson, Kan., Aug. 14, 2000--Republic Group Incorporated (NYSE:RGC) has announced that it has entered into a definitive merger agreement to be acquired by Premier Construction Products Statutory Trust ("Premier"), a private statutory trust which is an affiliate of Integrated Capital Associates, Inc. of San Francisco, California. The transaction is valued at approximately $410 million (including debt). Under terms of the merger agreement, stockholders of the Company will receive cash in the amount of $19.00 per share for all outstanding shares at closing.

The Premier merger agreement provides for a liquidated damages payment of $12.0 million by Premier if it fails to complete its financing arrangements and close the merger. In addition, it provides for a $10.0 million break-up fee payable by the Company under certain circumstances. Premier's obligations will be backed by a letter of credit in the amount of $12 million.

The directors and executive officers of the Company, as well as Phil Simpson and members of his family, who collectively own approximately 28% of the outstanding shares, have entered into agreements to vote for the Premier merger and to grant related proxies on their shares.

The transaction is expected to close before the end of the year, subject to various conditions, including the receipt of stockholder and regulatory approvals. Premier intends to finance the acquisition primarily through borrowings from one or more banks. The Company intends to file a proxy statement with the Securities and Exchange Commission, to be mailed to stockholders in connection with a stockholders' meeting that will be called to consider the merger.

The Company has been exploring several strategic alternatives with various different potential buyers over the past several months. Of the competing offers received for the Company, the Company's Board of Directors believes that the Premier offer is most likely to maximize shareholder value. Prior to entering into a definitive merger agreement with Premier, the Company had received offers to purchase the Company from a number of other potential acquirers. One of those offers, which the Company's Board of Directors believes would have provided the second best value to shareholders came in the form of an indication of interest from Centex Construction Products, Inc. ("CXP"). Even though the Premier merger agreement was ultimately selected, in an attempt to insure that its shareholders would realize the benefit of this second place offer in case the Premier deal were not to close, the Company has also entered into a backup agreement with CXP at $17.50 per share (plus a pro rata share, based on common and common equivalent shares, of any termination fees received by the Company from other bidders). The CXP transaction will only become effective if the Premier merger is not consummated. The Company feels fortunate that it was able to reach separate agreements with the two top bidders and feels confident that its chances of selling the Company for the highest possible price are maximized by having a backup offer. The Company has ceased discussions with the various other bidders whose bids did not place them in the top two spots.

Phil Simpson, President and Chief Executive Officer of Republic Group said, "We explored a variety of strategic alternatives to increase stockholder value and we are pleased with the agreements reached with Premier and CXP."

The board of directors of Republic has unanimously approved both the Premier merger and contingent agreement with CXP. J.P. Morgan acted as financial advisor on the transaction for Republic Group Incorporated.

Shortly after consummation of the merger, the Company expects to make an offer under the terms of its existing indenture to purchase its outstanding senior subordinated notes due 2008, at a price equal to 101% of principal amount, plus interest.


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FORWARD-LOOKING STATEMENTS

The preceding information may contain forward-looking statements concerning the Company's plans, objectives and expectations, including statements concerning the transaction, the terms of the transaction and the anticipated timing of closing. Reference is made to the discussions and forward-looking statements in Republic Group Incorporated's most recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with the proposed Premier merger Republic Group will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY REPUBLIC GROUP WITH THE SEC AT THE SEC'S WEB SITE AT http://www.sec.gov AND ALSO FROM THE COMPANY.

The Company, its directors and executive officers may be deemed under the rules of the SEC to be "participants in the solicitation" of proxies from the security holders of the Company in favor of the merger. SECURITY HOLDERS OF THE COMPANY MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROXY STATEMENT RELATING TO THE MERGER WHEN IT BECOMES AVAILABLE AND THE COMPANY'S PROXY STATEMENT FOR ITS 1999 ANNUAL MEETING OF STOCKHOLDERS FILED WITH THE SEC. THE 1999 PROXY STATEMENT IS AVAILABLE FREE OF CHARGE AT THE SEC'S WEB SITE AT http://www.sec.gov AND FROM THE COMPANY.

Republic Group Incorporated and its wholly-owned operating subsidiaries
-- Republic Paperboard Company, Republic Fiber Company, and Republic
Gypsum Company -- are manufacturers and marketers of 100% recycled paperboard, recovered paper fiber and gypsum wallboard, servicing markets nationwide. The Company's common stock is traded on the New York Stock Exchange under the symbol "RGC".